WINDOWS MEDIA(TM)
                    ICP BROADBAND JUMPSTART PROGRAM AGREEMENT

         This Windows Media Technologies ICP Broadband Jumpstart Program Agreement (the "Agreement") is entered into and effective as of December 7, 1999 (the "Effective Date") by and between MICROSOFT CORPORATION, a Washington corporation located at One Microsoft Way, Redmond, WA, 98052 ("Microsoft") and Kanakaris Communications, Inc. ("ICP").

         Whereas, Microsoft is a developer of operating system technologies and tools for the development and serving of Web content, including interactive streaming media content; and

         ICP owns and operates online content sites on the Web which include high bit rate streaming audio and/or video content and ICP desires to employ Windows Media Technologies to develop and deploy such content; and

         Microsoft desires to assist ICP with the development of an audio/video enhanced Web site which delivers timely and relevant audio/visual content that offers users a unique and valuable experience of playing and/or viewing ICP content using Windows Media Technologies in a broadband network infrastructure; and, therefore,

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     DEFINITIONS

      This Agreement is entered into with reference to the following information ("ICP TABLE") as well as the definitions set forth below:

-------------------------------------------------- --------------------------------------------------------------
ICP INFORMATION:                                   Corporate Name: Kanakaris Communications
                                                   Place of Incorporation: Nevada
                                                   Address for Notices: 3303 Harbor Blvd F-3
                                                                        Costa Mesa, CA 92626
-------------------------------------------------- --------------------------------------------------------------
ICP CONTACTS:                                      ICP Business Contact/Title: Alex Kanakaris/CEO
                                                   Telephone Number: (714) 444-0530
                                                   Facsimile Number: (714) 549-8970
                                                   Email: kana@home.com

                                                   ICP Technical Contact/Title: John McKay
                                                   Telephone Number: (323) 655-1978
                                                   Facsimile Number: (323) 653-1330
                                                   Email: john@kanakaris.com

                                                   ICP Public Relations Contact/Title: Alex Kanakaris
                                                   Telephone Number: (714) 444-0530
                                                   Facsimile Number: (714) 549-8970
                                                   Email: kana@home.com

                                                   ICP Advertising Sales Contact/Title (if ICP Web Site intends to participate in Jumpstart Program components designed for advertising-driven models): Alex Kanakaris
                                                   Telephone Number: (714) 444-0530
                                                   Facsimile Number: (714) 549-8970
                                                   Email: kana@home.com

                    Microsoft Confidential & Proprietary            Page 1 of 16

-------------------------------------------------- --------------------------------------------------------------
ICP NAME AND ICP SERVICE NAME                      ICP Name: Kanakaris Communications
(as requested for press release):                  ICP Service Name (if different):
                                                   (PROVIDE NAMES EXACTLY AS THEY
                                                   SHOULD APPEAR IN PRESS RELEASES.)
-------------------------------------------------- --------------------------------------------------------------
ICP WEB SITE (includes any successors and new      KKRS.Net
versions of such Web site created, owned or        KKRS.Net/NetMovieManiahome/Netmoviemaniahome.html
controlled by ICP during the Term):
-------------------------------------------------- --------------------------------------------------------------
TERM:                                              Beginning December 7, 1999 ("EFFECTIVE DATE") and
                                                   continuing through June 1, 2000 unless earlier terminated
                                                   in accordance with Section 9.
-------------------------------------------------- --------------------------------------------------------------


1.1 ABOVE THE FOLD means the placement of content (including an icon and/or link) or other material on an ICP Web Site page, as viewed via the Microsoft Internet Explorer browser v. 4.0 or v. 5.0, such that the material is viewable on a computer screen at a 800 x 600 pixels resolution when the user first accesses such Web page and without having to scroll down to view more of the Web page.

1.2 AFFILIATE means, with respect to any legally recognizable entity, any other such entity directly or indirectly Controlling, Controlled by, or under common Control with such entity. "Control," as used herein, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a legally recognizable entity, whether through the ownership of voting shares, by contract, or otherwise. Where such entity is a partnership, limited liability company, corporation, or similar entity and has partners, members, or shareholders with equal ownership interests or equal control interests, by contract or otherwise, then each such partner, member, or shareholder will be deemed to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of that entity.

1.3 APPLICATION SERVICES PROVIDER means a third party that provides solutions or applications supporting content acquisition and management, encoding, synchronized e-commerce, advertising management, and other services with respect to high bit rate Streaming and Downloadable Media.

1.4 BROADBAND ENCODING SERVICES PROVIDER means an Application Services Provider designated by ICP in accordance with this Agreement to provide Web encoding services for ICP Broadband Streaming Media.

1.5 CONFIDENTIAL INFORMATION means: (a) any source code of software disclosed by either party to the other party; (b) any trade secrets and/or other proprietary non-public information not generally known relating to either party's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how; and (c) the terms and conditions of this Agreement. "Confidential Information" shall not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible form by the receiving party prior to the time of disclosure and is not subject to restriction; (iii) is independently developed by the receiving party without the use of the other party's Confidential Information; (iv) is lawfully obtained from a third party that has the right to make such disclosure; or (v) is made generally available by the disclosing party without restriction on disclosure.

                     Microsoft Confidential & Proprietary                 Page 2

1.6 CONTENT means data, text, audio, video, animation, graphics, photographs, artwork and other technology and materials.

1.7 CONTENT DELIVERY NETWORK means an entity that provides Content delivery services which bypass or augment conventional Internet delivery backbones and network access points in order to expedite delivery of Web-based Content from Internet content providers to end users via broadband satellite or terrestrial transmission mechanisms.

1.7 IAP or INTERNET ACCESS PROVIDER means a third party that cooperates and/or co-locates with one or more Content Delivery Networks and provides broadband Internet access services directly to end users in order to enable them to receive ICP Broadband Streaming Media.

1.8 ICP BROADBAND STREAMING MEDIA means the high bit-rate (i.e., at least 64 kbps for audio Content, and at least 100 kbps for video Content, also referred to herein as "broadband") Streaming and Downloadable Media in Windows Media Formats that is promoted on and/or included in the ICP Web Site, which Streaming and Downloadable Media must meet or exceed the requirements set forth in Section 1 of Exhibit A attached hereto.

1.9      MICROSOFT WINDOWS MEDIA PLAYER means the North American English version
         6.1 of the upgrade to the Windows 95 and Windows 98 Microsoft Windows Media Player client technology that displays Windows Media Formats, other formats of Streaming and Downloadable Media and other multimedia data-types, and all Updates to such technology which are commercially released during the Term.

1.10 STREAMING AND DOWNLOADABLE MEDIA means, collectively and interchangeably, (a) multimedia Content that is transmitted and played or displayed via the Web incrementally, or in semi-real time, such that it can be heard, viewed or otherwise received by an end user with minimal download delays, if any; and (b) multimedia Content that is downloaded by or transmitted to an end user via Internet protocols for later playback.

1.11 UPDATES means, as to any Microsoft software, all subsequent public releases thereof during the Term, including public maintenance releases, error corrections, upgrades, enhancements, additions, improvements, extensions, modifications and successor versions.

1.12 WINDOWSMEDIA.COM SITE means the Streaming and Downloadable Media guide (including the Radio Station Guide portion thereof) which is designed for users in the United States and is located, as of the Effective Date, at WINDOWSMEDIA.MICROSOFT.COM, and any direct successors to such site that Microsoft owns or operates during the Term.

1.13 WINDOWS MEDIA FORMATS means (a) the file formats for Content encoded with Microsoft's audio and/or video codecs, including but not limited to Windows Media Audio and Microsoft's MPEG4 video codecs; (b) Content formats which are consistent with the proposed industry standard format referred to as "Advanced Streaming Format" or "ASF" and that are capable of being both streamed over the Internet and subsequently viewed and/or played using (i) then-current versions of the Windows Media Player, (ii) third party applications that embed Windows Media Player technologies under license from Microsoft, and/or (iii) third party applications that use then-current published Windows Media Technologies SDKs and interfaces, under license from Microsoft, to enable viewing/playing, streaming, or other operations on such Content formats; and (c) any successors or replacements for such formats that may be designated by Microsoft.

                     Microsoft Confidential & Proprietary                 Page 3

1.14 WINDOWS MEDIA TECHNOLOGIES means, collectively and interchangeably, Microsoft Windows Media Player, Microsoft Windows NT Server Windows Media Services, and Windows Media Tools.

1.15 WINDOWS MEDIA TOOLS means a collection of Microsoft tools, including without limitation Windows Media Encoder, for creating and editing on-demand and live Streaming and Downloadable Media in Windows Media Formats and for converting other file formats to Windows Media Formats.

All other initially capitalized terms shall have the meanings assigned to them in this Agreement.

2.     MICROSOFT OBLIGATIONS
2.1 WINDOWSMEDIA.COM SITE. Subject to ICP's compliance with the applicable WindowsMedia.com Site participation requirements set forth in Exhibit B, Microsoft will use commercially reasonable efforts during the Term to include a link (an "ICP Web Site Link," which will be a text link or, at Microsoft's discretion and subject to ICP's applicable logo usage guidelines, an icon) for the ICP Web Site and, if provided, brief summaries of the ICP Broadband Streaming Media available via the ICP Web Site ("Content Modules") within appropriate categories of the broadband section of the WindowsMedia.com Site. Microsoft will determine, in its sole discretion, the placement of any ICP Web Site Links and Content Modules within the broadband section of the WindowsMedia.com Site.

2.2 PRECONDITIONS FOR MICROSOFT SPONSORSHIP AND SUPPORT OBLIGATIONS. Each of Microsoft's obligations under Sections 2.1 and 2.2 is expressly conditioned upon ICP's performance of its obligations under Section 3 throughout the Term.

2.3 RESERVATION OF RIGHTS. Microsoft retains all right, title and interest in and to the Microsoft Windows Media Player and any other Microsoft software, technologies and services. Nothing in this Agreement shall be construed, by implication, estoppel or otherwise, as granting ICP any rights to any Microsoft software, technology, service or other intellectual property rights.

3.     ICP OBLIGATIONS

3.1 CONTENT. Throughout the Term, ICP will develop and make available to end users Streaming and Downloadable Media that meets or exceeds the requirements set forth in Exhibit A.

3.2 TECHNOLOGY ADOPTION AND PROMOTION. Throughout the Term, ICP will work with Microsoft to identify and increase ICP's use and promotion of Windows Media Technologies, including specifically the adoption and promotion of Windows Media Technologies as a platform for ICP Broadband Streaming Media. ICP's use and promotion of Windows Media Technologies shall include:

                   Microsoft Confidential & Proprietary                   Page 4

       (a) CONTENT FORMAT. Within _____ [WEEKS/DAYS] after the Effective Date ("Trigger Date"), and continuing thereafter throughout the Term, all ICP high bit-rate Streaming and Downloadable Media shall be made available in Windows Media Formats; provided, however, that nothing herein shall be deemed to limit ICP's ability to make such Streaming and Downloadable Media available in other Streaming Media formats. Further, the foregoing shall not apply to Content that has been encoded in another Streaming Media format before the Trigger Date ("Prior Content"). At ICP's option, Prior Content may be encoded in Windows Media Formats

       (b) PROMOTION. Upon the Trigger Date and continuing thereafter throughout the Term, ICP shall encode and promote all ICP Broadband Streaming Media and the Microsoft Windows Media Player on the ICP Web Site in a manner and on terms no less favorable than apply within such ICP Web Site to any other Streaming and Downloadable Media format or player.

       (c) ICP WEB SITE BROADBAND SECTION AND RELATED BANNER LINKS. Upon the Trigger Date and continuing thereafter throughout the Term, ICP shall provide prominent visibility to the ICP Broadband Streaming Media, including without limitation by creating a broadband section of the ICP Web Site which is accessible via a direct link from the home or front page of the ICP Web Site. In addition, ICP may create and deploy a banner notice of 82 x 30 pixels (which ICP may do via standard .asx files, as further described in the MSDN Online Web Workshop site currently located at HTTP://MSDN.MICROSOFT.COM/WORKSHOP/IMEDIA/WINDOWSMEDIA/CRCONTENT/
              ASX.ASP#THELOOK) which banner notice links to such broadband section of the ICP Web Site whenever Windows Media Player plays Content served by Windows Media Technologies. In the event ICP does not create and deploy such a banner notice with a link to its ICP Web Site broadband section, ICP agrees that Microsoft may create and deploy a default banner notice that promotes the Broadband Jumpstart Program and links to the WindowsMedia.com Site whenever Windows Media Player plays Content from the ICP Web Site that is served by Windows Media Technologies.

       (d) NAVIGATIONAL MODEL. ICP agrees to provide navigational means for reaching the Windows Media Format versions of all ICP Broadband Streaming Media from the home or front page of the broadband section of the ICP Web Site at least as easily (e.g., with respect to the number of "clicks" required to reach Windows Media Format versions of ICP Broadband Streaming Media) as end users can reach other formats of ICP Broadband Streaming Media (if any) from such home or front page of the ICP Web Site broadband section.

       (e) SPONSORSHIP. Beginning on the Effective Date and continuing thereafter throughout the Term, ICP shall include on all ICP Web Site pages containing or providing access to the ICP Broadband Streaming Media a prominent (i) "Get Windows Media Player" sponsorship notice and (ii) The Broadband Logo, as defined in
              Section 3.5 (the "Windows Media Sponsorship Notices") in accordance with the following terms:

              (i) The Windows Media Sponsorship Notices shall appear prominently and Above the Fold on a non-exclusive basis on each ICP Web Site page that contains or promotes or provides access to the ICP Broadband Streaming Media. Notwithstanding anything to the contrary herein, ICP may include ICP Web Site-wide general rotation banner advertisements of other Streaming and Downloadable Media technology vendors on such pages without violating the foregoing provision, as long as ICP does not sell to other Streaming and Downloadable Media technology vendors banner ads targeted specifically at such pages to ICP Broadband Streaming Media. The Windows Media Sponsorship Notices at all times shall be used in accordance with Microsoft's logo guidelines in Exhibit B and applicable Broadband Logo guidelines, including any updates thereto provided in writing by Microsoft to ICP.

                    Microsoft Confidential & Proprietary                  Page 5

              (ii) On all pages of the ICP Web Site in which ICP includes any sponsorship notices of other Streaming and Downloadable Media technology vendors, the Windows Media Sponsorship Notices shall appear in positions at least as favorable in prominence, size and positioning as any other sponsorship notice on such page.

              (iii) In all cases, the Windows Media Sponsorship Notices each shall be a minimum of 65 by 57 pixels, and shall conform to trademark usage standards provided by Microsoft to ICP from time to time.

              Microsoft shall be entitled to substitute different Windows Media Sponsorship Notices, subject to the same pixel size restrictions as are set forth in this Section 3.2(e)(iii), in place of the foregoing notices for purposes of this Agreement, including without limitation ICP's responsibilities under this Section 3.2(e) and 3.5, upon Microsoft's reasonable advance written notice to ICP.

       (f) ADDITIONAL PROMOTIONS. Microsoft's prior written approval will be required with respect to any additional promotions of Windows Media Technologies by ICP as part of the ICP Web Site or otherwise.

3.3 PUBLICITY. ICP will work with Microsoft to develop a mutually agreeable press release as soon as possible after the Effective Date. In such press release, ICP shall endorse Windows Media Technologies and Windows Media Formats as a leading platform and set of formats for the ICP Broadband Streaming Media. Further, subject to the limitations set forth in the next sentence hereof, ICP agrees that (a) it will not release or approve any press releases using its name or descriptions of the ICP Broadband Streaming Media, other than in conjunction with promotions of Windows Media Technologies as described above, for one (1) month before the initial announcement contemplated by the previous sentence, nor for two
      (2) months following such initial announcement, and (b) at all times during the Term, ICP shall not itself issue nor approve from third parties press releases that are inconsistent with the spirit of this Section 3.3. During the Term, ICP will also provide Microsoft with reasonably detailed information on ICP's use of Microsoft technology in its business for inclusion in a case study which ICP shall be entitled to review and approve, with such approval not to be unreasonably withheld or delayed.

3.4 REPORTING. By the tenth (10th) day of each calendar month during the Term (other than the month in which the Effective Date falls), ICP shall provide a report to Microsoft setting forth the following information concerning the previous calendar month:

       (a) Total number of page hits per day for pages on the ICP Web Site that contain ICP Broadband Streaming Media;
       (b) Total number of referrals received by ICP as a result of Web users' clicking on the ICP links displayed on the WindowsMedia.com Site;

                    Microsoft Confidential & Proprietary                  Page 6

       (c) Total number of .asx, .asf and .wma files available on the ICP Web Site, broken down by format;

       (d) Total number of streams served, including the total number of .asx, .asf and .wma format files served, broken down by bit rate and by format; and

       (e)    Total number of downloadable clips available.

      ICP shall provide all reports hereunder to Microsoft via Microsoft's Web reporting system located at HTTP://WINDOWSMEDIA.MICROSOFT.COM/REPORT, or any successor thereto. In the event that ICP has failed to provide a report as described in this Section on or before the twenty-fifth (25th) day of the relevant calendar month, then Microsoft will be entitled to suspend its performance under this Agreement until such report has been received. All information provided pursuant to this Section will be deemed to be Confidential Information of ICP.

3.5 BROADBAND LOGO USAGE. ICP desires to use a forthcoming Microsoft logo in connection with the Broadband Streaming Media Initiative ("BROADBAND LOGO") and agrees to comply with the associated forthcoming logo usage requirements. Microsoft agrees to provide ICP with reasonable advance written notice and the ability to approve, with such approval not to be unreasonably withheld or delayed, a proposed Broadband Logo (which will comply with the pixel size requirements set forth in Section 3.2(e)(iii)) for use in connection with this Agreement. In the event ICP does not approve a proposed Broadband Logo, including any revised proposed Broadband Logo that Microsoft may submit, within thirty (30) days after Microsoft initially submits a Broadband Logo for ICP's review, then Microsoft will be entitled, upon written notice to ICP, to terminate this Agreement (including without limitation Microsoft's obligations under Sections 2.1 and 2.2). Further, in the event that ICP fails to comply with Microsoft's then-current logo requirements for a mutually-agreed Broadband Logo at any time during the Term, then Microsoft will be entitled, after providing ICP with notice of breach and an opportunity to cure such breach within thirty (30) days, to suspend its performance under this Agreement and terminate this Agreement (including without limitation Microsoft's obligations under Sections 2.1 and 2.2) upon further written notice to ICP.

3.6 RESERVATION OF RIGHTS. Except as expressly licensed to Microsoft under this Agreement, ICP retains all right, title and interest in and to the ICP Web Site, ICP Content and ICP Broadband Streaming Media.

4.    COORDINATION WITH MICROSOFT CONCERNING CONTENT DELIVERY NETWORKS

As of the Effective Date, two Content Delivery Networks (Intervu and iBEAM) have entered into agreements with Microsoft under which they are available to provide services to ICP. In the event ICP desires to work with a different Content Delivery Network as part of the program, ICP may make such a proposal to Microsoft and Microsoft agrees to consider the request in good faith, but ICP acknowledges that Microsoft may in its sole discretion determine whether or not it will enter into new Broadband arrangements, and on what terms, with any Content Delivery Network and that Microsoft shall have no obligation to accept the proposal of ICP concerning the same.

5.    NON-EXCLUSIVE

Nothing in this Agreement shall be deemed to restrict either party's ability to license, develop, sub-license, manufacture, deploy, support, promote, or distribute software, Content, Streaming and Downloadable Media, or any other technology, whether or not similar to Windows Media Technologies, nor to preclude ICP from creating and supporting mirrored versions of the ICP Web Site that are not subject to this Agreement.

                     Microsoft Confidential & Proprietary                 Page 7

6.     CONFIDENTIALITY

6.1 Each party shall protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information and in no event using less than a reasonable degree of care. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party. Except as expressly provided in this Agreement, no ownership or license rights are granted in any Confidential Information. The other provisions of this Agreement notwithstanding, either party will be permitted to disclose the Confidential Information to their outside legal and financial advisors; and to the extent required by applicable law, provided however that before making any such required filing or disclosure, the disclosing party shall first give written notice of the intended disclosure to the other party, within a reasonable time from the time disclosure is requested prior to the time when disclosure is to be made, and the disclosing party will exercise best efforts, in cooperation with and at the expense of the other party, consistent with reasonable time constraints, to obtain confidential treatment for all non-public and sensitive provisions of this Agreement, including without limitation dollar amounts and other numerical information.

6.2 The parties' obligations of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained by persons who have had rightful and good faith access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

7.     WARRANTIES AND DISCLAIMERS

7.1 WARRANTIES. Each party warrants and covenants that it has the full power and authority to enter into and perform according to the terms of this Agreement.

7.2 DISCLAIMERS. ANY AND ALL SOFTWARE, TECHNOLOGY, SERVICES, CONTENT, OR INFORMATION PROVIDED BY EITHER PARTY TO THE OTHER HEREUNDER IS PROVIDED "AS IS," WITHOUT WARRANTY OF ANY KIND. EACH PARTY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT, WITH RESPECT TO ANY SOFTWARE, TECHNOLOGY, SERVICES, CONTENT, OR INFORMATION PROVIDED HEREUNDER.

                      Microsoft Confidential & Proprietary                Page 8

8.     INDEMNITY

8.1 INDEMNITY. ICP shall, at its expense and Microsoft's request, defend any claim or action brought by a third party against Microsoft, or Microsoft's Affiliates, directors, or officers, to the extent it is based upon a claim that (i) the ICP Web Site and/or ICP Broadband Streaming Media infringes or violates any copyright, patent, trademark, trade secret, right of publicity, or other intellectual property, proprietary or contractual right of a third party; (ii) the ICP Web Site and/or ICP Broadband Streaming Media contain defamatory or libelous material or material which discloses private or personal matters concerning any person, without such person's consent; (iii) the ICP permits to appear or be uploaded any messages, data, images or programs which are illegal, contain nudity or sexually explicit content or are, by law, obscene, profane or pornographic; or (iv) the ICP permits to appear or be uploaded to the ICP Web Site any messages, data, images or programs that would knowingly or intentionally (which includes imputed intent) violate the property rights of others, including unauthorized copyrighted text, images or programs, trade secrets or other confidential proprietary information, or trademarks or service marks used in an infringing fashion (all of the foregoing claims or actions being referred to hereinafter as "ICP Claims"), and ICP will indemnify and hold Microsoft harmless from and against any costs, damages and fees reasonably incurred by Microsoft, including but not limited to fees of outside attorneys and other professionals, that are attributable to such ICP Claims. Microsoft shall:
       (a) provide ICP reasonably prompt notice in writing of any such ICP Claims and permit ICP, through counsel chosen by ICP, to answer and defend such ICP Claims; and (b) provide the entity defending such claim information, assistance and authority, at such entity's expense, to help defend such ICP Claims. ICP will not be responsible for any settlement made by Microsoft without ICP's written permission, which permission will not be unreasonably withheld or delayed. Reasonable withholding of permission may be based upon, among other factors, editorial and business concerns. ICP will consult with Microsoft on the choice of any counsel under this Section 8.

8.2 SETTLEMENT BY ICP. Unless ICP obtains for Microsoft a complete release of all ICP Claims thereunder, ICP may not settle any ICP Claim under this
       Section 8 on Microsoft's behalf without first obtaining Microsoft's written permission, which permission will not be unreasonably withheld or delayed. Reasonable withholding of permission may be based upon, among other factors, the ability for Microsoft to ship any product. In the event ICP and Microsoft agree to settle an ICP Claim, ICP agrees not to disclose terms of the settlement without first obtaining Microsoft's written permission, which will not be unreasonably withheld or delayed.

9.     TERMINATION

9.1 TERMINATION BY EITHER PARTY. Either party may suspend performance and/or terminate this Agreement:

       (a) Immediately upon written notice at any time, if the other party is in material breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in Section 6, and fails to cure that breach within thirty (30) days after written notice thereof; or

       (b) Immediately upon written notice at any time, if the other party is in material breach of Section 6.

                      Microsoft Confidential & Proprietary                Page 9

9.2    EFFECT OF TERMINATION.

       (a) Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

       (b) Termination of this Agreement shall not affect any other agreement between the parties.

       (c)    Should either ICP or Microsoft terminate for cause pursuant to
              Section 9.1(a) or (b), neither party shall have any further obligations to the other under Sections 2.1 through 2.2 or Sections 3.1 through 3.4 except to the extent specified with respect to Microsoft's responsibilities under Section 2.1. Without limiting the generality of the foregoing, Microsoft will have no obligation to provide any further services to ICP under Section 2 of this Agreement.

9.3 SURVIVAL. In the event of termination or expiration of this Agreement for any reason, Sections 1, 2.4, 3.6, 5, 6, 7, 8, 9, 10 and 11 shall survive termination and continue in effect in accordance with their terms.

10.   LIMITATION OF LIABILITIES

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER IN CONNECTION WITH THIS AGREEMENT FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE ANY MICROSOFT SOFTWARE OR EITHER PARTY'S CONFIDENTIAL INFORMATION OR CONTENT, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

THIS SECTION SHALL NOT APPLY TO SECTION 6 (REGARDING CONFIDENTIALITY), NOR TO ICP'S INDEMNITY OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS AS PROVIDED IN
SECTION 8 OF THIS AGREEMENT.

11.    GENERAL PROVISIONS

11.1 NOTICES. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested. Any such notices to ICP should be sent to the address set forth in the ICP Table on the first page of this Agreement, and sent to the attention of the ICP Contact named in such ICP Table. Any such notices to Microsoft should be addressed as follows:

       ----------------------------------------------------
       ADDRESS:
       ----------------------------------------------------
       Microsoft Corporation
       One Microsoft Way
       Redmond, WA  98052-6399
       Attention: Patty Jackson
       ----------------------------------------------------
       Phone:   (425) 882-8080
       ----------------------------------------------------
       Fax:     (425) 936-7329
       ----------------------------------------------------

                      Microsoft Confidential & Proprietary               Page 10

      ----------------------------------------------------
      COPY TO: LAW AND CORPORATE AFFAIRS
      ----------------------------------------------------
      Microsoft Corporation
      One Microsoft Way
      Redmond, WA  98052-6399
      Attention:  Law & Corporate Affairs
      ----------------------------------------------------
      Phone:   (425) 882-8080
      ----------------------------------------------------
      Fax:     (425) 936-7409
      ----------------------------------------------------

      or to such other address as a party may designate pursuant to this notice provision.

11.2 INDEPENDENT PARTIES. Nothing in this Agreement shall be construed as creating an employer-employee relationship, an agency relationship, a partnership, or a joint venture between the parties.

11.3 GOVERNING LAW. This Agreement will be governed by the laws of the State of Washington, without reference to the conflict of law principles thereof. Any action or litigation concerning this Agreement will take place exclusively in the federal or state courts in King County, Washington, and the parties expressly consent to jurisdiction of and venue in such courts and waive all defenses of lack of personal jurisdiction and forum non conveniens with respect to such courts. ICP hereby agrees to service of process by mail or other method acceptable under the laws of the State of Washington.

11.4 ATTORNEYS' FEES. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

11.5 ASSIGNMENT. This Agreement and any rights or obligations hereunder may not be assigned by ICP without Microsoft's prior written approval. For purposes of the foregoing, an assignment shall be deemed to include, without limitation, any transfer of ownership, whether by a sale of assets, a sale of stock or other controlling interests, merger, reorganization, or other change of control of ICP. Any attempted assignment by ICP without such consent will be void and will constitute a material default and breach of this Agreement for which Microsoft may terminate this Agreement in accordance with Section 9.1. Except as otherwise provided, this Agreement will be binding upon and inure to the benefit of the parties' successors and lawful assigns.

11.6 FORCE MAJEURE. Neither party shall be liable to the other under this Agreement for any delay or failure to perform its obligations under this Agreement if such delay or failure arises from any cause(s) beyond such party's reasonable control, including by way of example labor disputes, strikes, acts of God, floods, fire, lightning, utility or communications failures, earthquakes, vandalism, war, acts of terrorism, riots, insurrections, embargoes, or laws, regulations or orders of any governmental entity.

11.7 CONSTRUCTION. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

                      Microsoft Confidential & Proprietary               Page 11

11.8 ENTIRE AGREEMENT. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties. This Agreement, including the Exhibits attached hereto which are hereby incorporated by this reference, constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of ICP and Microsoft by their respective duly authorized representatives.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.


-------------------------------------- -----------------------------------------
MICROSOFT CORPORATION                  KANAKARIS COMMUNICATIONS
-------------------------------------- -----------------------------------------


By: /s/ Kurt Buecheler                 By: /s/ Alex Kanakaris
-------------------------------------- -----------------------------------------


Name (print): Kurt Buecheler           Name (print): Alex Kanakaris
-------------------------------------- -----------------------------------------


Title: Director Business Devel         Title: CEO Kanakaris Communications
-------------------------------------- -----------------------------------------


Date: 11/12/99                         Date: 11/10/99
-------------------------------------- -----------------------------------------


                      Microsoft Confidential & Proprietary               Page 12

                                    EXHIBIT A

                     JUMPSTART PROGRAM REQUIREMENTS FOR ICPS


1. Throughout the Term, ICP will use and promote Windows Media Technologies as follows:

(a) ICP shall offer end users high quality Streaming and Downloadable Media, including by complying with the following:



       (i)    FOR ON-DEMAND CONTENT:

                  At the Trigger Date:

                  o Supply at least five (5) clips at 300 kbps, minimum length thirty (30) seconds, and

                  o Supply at least five (5) clips at 100 kbps (or 64 kbps for audio), minimum length thirty (30) seconds.

                  Ongoing:

                  o Add at least one three (3) new clips daily per week in both 100 kbps (or 64 kbps for audio)and 300 kbps. Clips may be retired as they lose their relevance, but at all times there must be at least five (5) on-demand clips available.

       (ii) FOR SIMULATED LIVE STREAMS (AS DEFINED IN SECTION 2.1(A)) (IF ANY ARE OFFERED BY ICP):

                  o Supply at least one (1) live stream at both 100 kbps (or 64 kbps for audio)and 300 kbps.

       (iii)  ALL CONTENT:

                  o All Streaming and Downloadable Media must use on a nonexclusive basis MPEG 4 v.3 video codec and/or Microsoft Audio v. 4 audio codec.

       (iv) ICP will provide Microsoft with the following information within two (2) weeks of the Effective Date:

                     1.     Description of ICP Broadband Streaming Media.
                     2. Whether ICP Broadband Streaming Media will be live or on-demand.
                     3. Whether ICP Broadband Streaming Media will be embedded in Web pages or pop-up in a player.
                     4.     Number of clips for trial.
                     5.     Update frequency (# of clips/how often?).
                     6.     Estimated traffic: streams/month at 100 and 300.
                     7.     Any foreign language Content?
                     8.     Which Content Delivery Network has been chosen by
                            ICP.

                      Microsoft Confidential & Proprietary               Page 13

                     9. Which Broadband Encoding Services Provider has been chosen by ICP, if applicable and known.
                     10. Technical Contact at ICP (name, email, phone number).
                     11.    PR Contact at ICP (name, email, phone number).
                     12. Anticipated total average number of minutes of ICP Broadband Streaming Media ICP believes it will offer per week during the Term.
                     13.    Standard ad banner rate card.
                     14. Whether or not end user registration data will be collected.


                      Microsoft Confidential & Proprietary               Page 14

                                    EXHIBIT B

                WINDOWSMEDIA.COM SITE PARTICIPATION REQUIREMENTS


1. EDITORIAL GUIDELINES. ICP will use commercially reasonable efforts to provide Microsoft with ICP Web Site Links and Content Modules and clips for the Video Program Guide to be given to a Content Delivery Network with additional information, on a daily basis, all of which deliverables will meet the Content Module Editorial Guidelines set forth at HTTP://WINDOWSMEDIA.MSN.COM/SUBMIT/SUBMIT.ASP, and as reasonably updated by Microsoft from time to time, for use on the WindowsMedia.com Site in accordance with Section 2.2 of the Agreement.

2. TRADEMARK PERMISSION. To the extent the ICP Web Site Link contains or constitutes a trademark, service mark or other similar intellectual property ("mark"), ICP hereby grants to Microsoft a non-exclusive, non-transferable, royalty-free, worldwide right and license during the Term and a commercially reasonable wind-down period thereafter to use and display such mark solely for purposes of inclusion in the WindowsMedia.com Site (including any successors thereof).

3. CONTENT MODULES. To the extent containing any information protected by copyright or other intellectual property, ICP hereby grants Microsoft a non-exclusive, non-transferable, royalty-free, worldwide right and license during the Term and a commercially reasonable wind-down period thereafter to use, copy, publicly perform and display, transmit and distribute Content Modules solely for purposes of inclusion of such Content Modules on the WindowsMedia.com Site.

4. DEMONSTRATION RIGHTS. ICP hereby further grants Microsoft a non-exclusive, non-transferable, royalty-free, worldwide right and license during the Term and a commercially reasonable wind-down period thereafter to use and publicly perform and display the ICP Name, ICP Service Name, ICP Web Site name, Content Modules, screen shots and/or interactive versions of the ICP Web Site solely for the purposes of demonstrating ICP's use of Windows Media Technologies at trade shows or other industry or press events and other advertising and promotional activities concerning Windows Media Technologies.

                                    EXHIBIT B
                    GET WINDOWS MEDIA(TM) PLAYER LOGO PROGRAM

GET WINDOWS MEDIA(TM) PLAYER LOGO USAGE INSTRUCTIONS To put the logo and link on your Web site, follow these easy steps:
       1.     Read our policy below on using the GET WINDOWS MEDIA PLAYER logo.
       2. Copy the GET WINDOWS MEDIA PLAYER logo.gif file image to your desktop.

          [Get Windows        [Get Windows
           Media Player        Media Player
           Graphic Here]       Graphic Here]

       3. Move the GET WINDOWS MEDIA PLAYER logo .gif file from your desktop to your Web server.
       4. Insert the following HTML code on your Web page. Be sure to point the (IMG SRC) to the location of the GET WINDOWS MEDIA PLAYER logo .gif file on your server:

                      Microsoft Confidential & Proprietary               Page 15

         (BR)(CENTER)
         (A HREF="http://www.microsoft.com/windows/mediaplayer/download/
          default.asp")
         (IMG SRC="type path to logo image here" WIDTH="65" HEIGHT="57" BORDER="0" ALT="Get Windows Media Player" VSPACE="7")(/A) (/CENTER)(BR)
       5. You can modify this HTML code to fit your formatting as long as you follow the guidelines outlined below.

GET WINDOWS MEDIA(TM) PLAYER LOGO USAGE GUIDELINES
--------------------------------------------------
1. Except as Microsoft may authorize elsewhere, non-Microsoft Web sites may display only the GET WINDOWS MEDIA(TM) PLAYER logo provided above ("Logo"). By downloading the Logo to your Web site, you agree to be bouNd by these Policies.
2. You may only display the Logo on your Web site, and not in any other manner. It must always be an active link to the download page for the Windows Media Player at http://www.microsoft.com/windows/mediaplayer/download/default.asp.
3. The Logo GIF image includes the words "Get Windows Media Player" describing the significance of the Logo on your site (that the Logo is a link to the download page for the Microsoft Windows Media Player, not an endorsement of your site). You may not remove or alter any element of the Logo.
4. The Logo may be displayed only on Web pages that make accurate references to Microsoft or its products or services or as otherwise authorized by Microsoft. Your Web page title and other trademarks and logos must appear at least as prominently as the Logo. You may not display the Logo in any manner that implies sponsorship, endorsement, or license by Microsoft except as expressly authorized by Microsoft.
5. The Logo must appear by itself, with a minimum spacing (30 pixels) between each side of the Logo and other distinctive graphic or textual elements on your page. The Logo may not be displayed as a feature or design element of any other logo.
6. You may not alter the Logo in any manner, including size, proportions, colors, elements, or animate, morph, or otherwise distort its perspective or appearance, except in the event expressly authorized by Microsoft.
7. You may not display the Logo on any site that infringes any Microsoft intellectual property or other rights, or violates any state, federal, or international law.
8. These Policies do not grant a license or any other right to Microsoft's logos or trademarks. Microsoft reserves the right at its sole discretion to terminate or modify permission to display the Logo at any time. Microsoft reserves the right to take action against any use that does not conform to these Policies, infringes any Microsoft intellectual property or other right, or violates other applicable law.
9. MICROSOFT DISCLAIMS ANY WARRANTIES THAT MAY BE EXPRESS OR IMPLIED BY LAW REGARDING THE LOGO, INCLUDING WARRANTIES AGAINST INFRINGEMENT.


        (C)1999 Microsoft Corporation. All rights reserved. Terms of Use.


                      Microsoft Confidential & Proprietary               Page 16